For Immediate Release

Ferro to Webcast Presentation From the
J. P. Morgan SMid Cap Conference 2010

CLEVELAND, Ohio – November 29, 2010 – Ferro Corporation (NYSE: FOE) plans to webcast a presentation by James F. Kirsch, Chairman, President and Chief Executive Officer, on Thursday, December 2, 2010, at 8:00 a.m. ET from the J.P. Morgan SMid Cap Conference in New York, NY. The audio presentation and presentation slides will be webcast live and can be accessed from the “Investor Information” portion of Ferro’s Web site at:

http://www.ferro.com

Audio replays of the presentation will be available at this site for 14 days. The presentation slides can also be viewed and downloaded from this link, beginning at 7:30 a.m. ET on December 2.

About Ferro Corporation

Ferro Corporation is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, solar energy, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Cleveland, Ohio, the Company has approximately 5,200 employees globally and reported 2009 sales of $1.7 billion.

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INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com

MEDIA CONTACT:
Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-6202
E-mail: aboodm@ferro.com